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                                                                    EXHIBIT 3.40

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                   BUILDERS FIRSTSOURCE - SOUTHEAST GROUP, LLC

            THIS LIMITED LIABILITY COMPANY AGREEMENT of Builders FirstSource - Southeast Group, LLC is made and entered into effective as of December 31, 2003 (the "Effective Date"), by and between Builders FirstSource Holdings, Inc., a Delaware corporation ("BFS"), as the sole member, and Builders FirstSource - Southeast Group, LLC, a Delaware limited liability company (the "Company").

                                   WITNESSETH:

            For and in consideration of the mutual covenants set forth herein, the undersigned hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings:

            "ACT" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

            "AGREEMENT" means this Limited Liability Company Agreement of the Company, as it may be amended from time to time in accordance with the terms of this Agreement.

            "APPROVAL OF THE BOARD" or "APPROVED BY THE BOARD" means the approval of a majority of the then elected and qualified Managers on the Board. For purposes of taking any action or voting on any matter coming before the Board, each Manager shall have one vote.

            "ASSISTANT SECRETARY" shall have the meaning given in Section 4.04(g) of this Agreement.

            "ASSISTANT TREASURER" shall have the meaning given in Section 4.04(e) of this Agreement.

            "BFS" shall have the meaning given in the introductory paragraph of this Agreement.

            "BOARD" shall have the meaning provided in Section 3.01 of this Agreement.

            "CERTIFICATE" shall mean a certificate issued by the Company to the Member evidencing ownership of one or more Company Units.

            "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company as originally filed with the Secretary of State of the State of Delaware on the Effective Date and as amended or restated from time to time.

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            "CHIEF EXECUTIVE OFFICER" shall have the meaning given in Section
4.04(a) of this Agreement.

            "CODE" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

            "COMPANY" means Builders FirstSource - Southeast Group, LLC, a Delaware limited liability company.

            "COMPANY ASSETS" means all assets, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company.

            "COMPANY INTEREST" shall mean the ownership interest of the Member in the Company, represented by the Company Units held by the Member.

            "COMPANY UNIT" shall mean a unit of ownership, representing the ownership of the economic rights in the Company.

            "EFFECTIVE DATE" shall have the meaning given in the introductory paragraph to this Agreement.

            "MANAGER" means any Person hereafter elected to act as a Manager of the Company as provided in this Agreement (each in the capacity as a Manager of the Company), but does not include any Person who has ceased to be a Manager of the Company.

            "MASTER AGREEMENT" shall have the meaning given in Section 2.04 of this Agreement.

            "MASTER INTEREST" shall have the meaning given in Section 2.04 of this Agreement.

            "MEMBER" shall have the meaning given in Section 2.01 of this Agreement.

            "OFFICERS" or an "OFFICER" shall have the meaning given in Section
4.01 of this Agreement.

            "PERSON" includes an individual, partnership, limited partnership, limited liability company or partnership, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

            "PRESIDENT" shall have the meaning given in Section 4.04(b) of this Agreement.

            "PROCEEDING" shall have the meaning given in Section 8.01 of this Agreement.

            "SECRETARY" shall have the meaning given in Section 4.04(f) of this Agreement.

            "TREASURER" shall have the meaning given in Section 4.04(d) of this Agreement.

            "VICE PRESIDENT" shall have the meaning given in Section 4.04(c) of this Agreement.

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                                   ARTICLE II

                                  ORGANIZATION

            2.01 FORMATION OF THE COMPANY. The Company is formed as a limited liability company pursuant to the Act. BFS shall be the sole member and is hereinafter referred to as the "Member."

            2.02 NAME. The name of the Company shall be "Builders FirstSource - Southeast Group, LLC." All business and affairs of the Company shall be conducted solely under, and all Company Assets shall be held solely in, such name unless otherwise determined by the Board.

            2.03 EFFECTIVE DATE. The Company shall have perpetual existence beginning on the Effective Date and shall continue under this Agreement (as amended from time to time) unless dissolved upon the occurrence of an event that causes the dissolution of the Company in accordance with the provisions of this Agreement, and thereafter to the extent provided by applicable law, until wound up and terminated as provided herein.

            2.04 PURPOSE AND SCOPE OF BUSINESS. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act. Subject to the terms and conditions of this Agreement, the Company shall have the power and authority to do all such acts and things as are permitted and authorized under the Act and as may be necessary, desirable, expedient, convenient for, or incidental to, the furtherance and accomplishment of the foregoing objective and purpose and for the protection and benefit of the Company.

            2.05 DOCUMENTS. The Member hereby adopts the certificate of formation of the Company ("Certificate of Formation") which Jeffrey A. Wier filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The Company shall promptly execute and duly file with the proper offices in each state in which the Company may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each such state in order that the Company may lawfully conduct the business, purposes, and activities herein authorized in each such state, and the Company shall take any other action or measures necessary in such state or states for the Company to conduct such activities.

            2.06 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered agent in the State of Delaware is The Corporation Trust Company, and the post office address of the registered agent is 1209 Orange Street, Wilmington, Delaware 19801. The Company may change its registered office to any other place or places as the Board may from time to time deem necessary or advisable. The Company may change its registered agent to any other Person as the Board may from time to time deem necessary or advisable.

            2.07 NO PERSONAL LIABILITY OF MEMBERS, MANAGERS, OFFICERS, ETC. Notwithstanding anything contained in this Agreement to the contrary and except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations and liabilities of the Company. Neither the Member nor any Manager of the Company shall be obligated personally for any such

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debt, obligation or liability of the Company solely by reason of being the
Member or acting as a Manager of the Company. No Manager, Officer, employee, or agent of the Company shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Company or its Member, in connection with the assets or the affairs of the Company, save only liability to the Company arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Company Assets for satisfaction of claims of any nature arising in connection with the affairs of the Company.

            2.08 CERTIFICATED COMPANY UNITS. The Company hereby irrevocably elects that all Company Units in the Company shall be securities governed by
Article 8 of the Uniform Commercial Code. Each certificate evidencing Company Units in the Company shall bear the following legend: "This certificate evidences an interest in Builders FirstSource - Southeast Group, LLC and shall be a security for purposes of Article 8 of the Uniform Commercial Code." This provision shall not be amended, and no such purported amendment to this provision shall be effective, until all outstanding certificates have been surrendered for cancellation. Certificates for certificated units of the Company will be in the form Approved by the Board. The Certificates must be signed by an authorized Manager or Officer of the Company.

                                   ARTICLE III

                                   MANAGEMENT

            3.01 MANAGEMENT OF THE COMPANY. Except as otherwise provided herein, (i) the powers of the Company shall be exercised solely by or under the authority of, and the business and affairs of the Company shall be managed solely under the direction of, a board of Managers (the "Board"), and (ii) the Board may make all decisions and take all actions for the Company not otherwise provided in this Agreement. Unless otherwise provided for herein, Approval of the Board shall be necessary to conduct the business of the Company. Except for actions for which the approval of the Member is expressly required by the Act, the Certificate of Formation, or this Agreement, the Board may, from time to time, delegate to one or more Persons such authority and duties of the Board as the Board may deem advisable, Any delegation pursuant to this Section 3.01 may be revoked at any time and with or without cause by the Board.

            3.02 NUMBER AND QUALIFICATIONS. The number of Managers on the Board shall be at least one (1) but not more than nine (9), as may be determined by the Member from time to time, provided, however, that no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. No Manager on the Board need be a Member, a Delaware resident, or a United States citizen. The initial Managers shall be designated and appointed as of the Effective Date by the Member.

            3.03 VACANCY. Any Manager position to be filled, whether by reason of an increase in the number of Managers on the Board or otherwise, shall be filled by the Member. A Manager elected to fill a vacancy other than by reason of an increase in the number of Managers on the Board shall be elected for the unexpired term of its predecessor in office.

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            3.04 REMOVAL AND RESIGNATION. Any Manager on the Board may be
removed, with or without cause, by the Member. Any Manager may resign at any time. The resignations must be made in writing and will take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Member, the President, or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless expressly provided in the resignation.

            3.05 MEETINGS OF THE BOARD. Meetings of the Board may be held when called by a majority of the Managers on the Board. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date, and place of such meeting, to each Manager at least two
(2) business days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Board shall be specified in the notice or waiver of notice of any such meeting. If fewer than all the Managers on the Board are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting. All meetings of the Board may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Board.

            3.06 METHODS OF VOTING; PROXIES. A Manager may vote either in person, by telephone, by proxy executed in writing by the Manager, or by any other method permitted under the Act or this Agreement; provided, however, that the Person designated to act as proxy shall be a Manager. A telegram, telex, cablegram or similar transmission by the Manager, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Manager shall be treated as an execution in writing for purposes of this Section 3.06.

            3.07 ORDER OF BUSINESS. At any meeting of the Board, business shall be transacted in the order as the Board may determine from time to time. The secretary of the meeting shall prepare minutes of the meeting and such minutes shall be placed in the record books of the Company.

            3.08 ATTENDANCE AND WAIVER OF NOTICE. Attendance of a Manager at any Board meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            3.09 COMPENSATION OF MANAGERS. Managers, as such, shall not receive any stated salary for their services. Expenses of attendance, if any, may be allowed for attendance at each meeting of the Board; provided, however, that nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such service.

            3.10 COMMITTEES. The Board may, by resolution, designate (a) from among the Managers one or more committees, each of which shall be comprised of at least one Manager, and (b) one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified Managers at any meeting of that committee. Such committee shall have and may exercise all of the authority of the Board, subject to the limitations set forth in the Act.

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            3.11 ACTIONS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers or members of the committee, as the case may be, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers or committee members, as the case may be, entitled to vote on the action were present and voted. Such consent shall have the same force and effect, as of the date stated therein, as a vote of such Managers or members of the committee, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware or in any certificate or other document delivered to any person or entity. The signed consent shall be placed in the record books of the Company.

            3.12 TELEPHONE AND SIMILAR MEETINGS. The Board, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

                                   ARTICLE IV

                                    OFFICERS

            4.01 DESIGNATION. The Board may designate, as it deems advisable, one or more Persons who are individuals to be officers of the Company ("Officers" or an "Officer"). Unless the Board decides otherwise, any Officer so designated shall have such authority and perform such duties as the Board may delegate such Officer and that are normally associated with that office in the context of a Delaware corporation as provided under the Delaware General Corporation Law, subject to (a) any specific delegation of authority and duties made to such Officer by the Board pursuant to this Section 4.01 and to Section 4.04, or (b) any delegation of authority and duties made to the Board pursuant to Section 3.01 of this Agreement. The Officers will include a President ("President"), Secretary ("Secretary"), one or more Vice Presidents ("Vice President"), and any other Officers as the Board may appoint including, but not limited to, a Treasurer ("Treasurer"), and one or more assistant Secretaries or Treasurers ("Assistant Secretary" or "Assistant Treasurer").

            4.02 TERM. Each Officer shall hold office for the term designated and until his successor shall be duly designated and shall qualify, or until his death, resignation, or removal as provided in this Agreement. Any Person may hold any number of offices.

            4.03 QUALIFICATIONS. No Officer need be a Manager, Member, Delaware resident, or United States citizen. Designation of a Person as an Officer shall not of itself create any contract rights.

            4.04 DUTIES. Officers will have the authority and perform duties in the management of the Company as provided in this Article IV of the Agreement.

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                  (a) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer will have those powers and duties delegated by the Board.

                  (b) PRESIDENT. Subject to the direction of the Board, the President will have general management and control of the business and property of the Company in its ordinary course of business with all such powers in respect to general management and control as are reasonably incident to such responsibilities.

                  (c) VICE PRESIDENT. The Vice President will have those powers and duties delegated by the Board or the President. If more than one, the Vice Presidents, in the order designated by the Board, or if in the absence of such designation, as determined by the length of term each has held the office of the Vice President, will exercise the powers of the President during the President's absence or incapacitation.

                  (d) TREASURER. The Treasurer will have the care and custody of all of the Company funds and shall deposit them in such banks or other depositories as the Board directs and approves. The Treasurer shall keep a complete and accurate account of all monies received and paid on account of the Company and must render a statement of the Company accounts whenever the Board so requires. Except as otherwise provided by the Board, the Treasurer shall perform all other necessary acts and duties in connection with the administration of the Company's financial affairs and generally perform all the duties ordinarily appertaining to the office of the Treasurer. In the absence of the Treasurer, the person designated by the Board, if any, will perform the Treasurer's duties.

                  (e) ASSISTANT TREASURER. Each assistant Treasurer will have those powers and duties delegated by the Board or President. If more than one, the Assistant Treasurers, in the order designated by the Board or, if in the absence of any designation, as determined by the length of term that each has held the office of Assistant Treasurer, will exercise the powers of the Treasurer during the Treasurer's absence or incapacitation.

                  (f) SECRETARY. Except as otherwise provided in this Agreement, the Secretary shall keep the minutes of all meetings of the Board or consents in lieu of such meetings in the Company's minute books, and shall cause notice of the meetings to be given when requested by any person authorized to call a meeting. The Secretary may sign with the President in the name of the Company, all contracts of the Company. The Secretary shall, in general, perform such other duties incident to the office of the Secretary, or as delegated by the Board or the President.

                  (g) ASSISTANT SECRETARY. Each assistant Secretary will have those powers and duties delegated by the Board or the President. If more than one, the Assistant Secretaries, in the order designated by the Board or, if in the absence of such designation, as determined by the length of term each has held the office of the Assistant Secretary, will exercise the powers of the Secretary during the Secretary's absence or incapacitation.

            4.05 REMOVAL AND RESIGNATION. Any Officer appointed by the Board may be removed as such, with or without cause and at any time, by the Board whenever in its judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Any Officer of the

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Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Board, The acceptance of a resignation shall not be necessary to make it effective, unless expressly provided in the resignation.

            4.06 VACANCIES. The Board may fill any vacancy occurring at any time and in any office of the Company.

            4.07 COMPENSATION. The compensation, if any, of the Officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to one or more Managers who are Officers the authority to fix such compensation.

                                    ARTICLE V

                            CONTRIBUTIONS TO CAPITAL

            5.01 FUNDING.

                  (a) The Member shall make capital contributions to the Company at such times, in such manner, and in such amounts as the Member may determine in its sole discretion.

                  (b) If the Board determines that the Company requires funds for its day to day activities or for any other Company purpose, then the Board may cause the Company to borrow funds from any person on terms Approved by the Board.

                  (c) The Member shall not be obligated to provide additional capital to the Company or its creditors by way of contribution, loan, or otherwise beyond the amount of the capital contributions required of the Member pursuant to this Section 5.01.

            5.02 BENEFITS OF AGREEMENT. Nothing in this Agreement, and, without limiting the generality of the foregoing, in this Article V, expressed or implied, is intended or shall be construed to give to any creditor of the Company or to any creditor of the Member or any other person or entity whatsoever, other than the Member and the Company, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Member and the Company.

                                   ARTICLE VI

                            ACCOUNTING; DISTRIBUTIONS

            6.01 TAX STATUS. Notwithstanding any provision contained in this Agreement to the contrary, the parties agree that the Company, solely for federal income tax purposes, will not be subject to the provisions of Subchapter C or Subchapter K of the Code, but shall be disregarded as an entity separate from the Member.

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            6.02 ACCOUNTING.

                  (a) The fiscal year of the Company shall end on the last day of December of each year.

                  (b) The books of account of the Company shall be kept and maintained at all times at the principal place of business of the Company or at such other place or places Approved by the Board. The books of account shall be maintained according to federal income tax principles using the accrual method of accounting, consistently applied, and shall show all items of income and expense.

            6.03 BANK ACCOUNTS. Funds of the Company shall be deposited in a Company account or accounts in the bank or banks as Approved by the Board. Withdrawals from bank accounts shall only be made by such parties as may be Approved by the Board,

            6.04 DISTRIBUTIONS. The Company shall distribute funds to the Member at such times and in such amounts as Approved by the Board, in its sole discretion. In determining the amount of funds to distribute pursuant to this
Section 6.04, the Board may consider such factors as the need to allocate funds to any reserves for Company contingencies or any other Company purposes that the Board deems necessary or appropriate.

                                   ARTICLE VII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

            7.01 DISSOLUTION.

                  (a) The Company shall be dissolved and its affairs shall be wound up upon the first of the following to occur:

                        (i) The dissolution of the Member, unless continued by its successors or assigns;

                        (ii) The sale or other disposition, not including an exchange, of substantially all of the assets of the Company (except under circumstances where all or a portion of the purchase price is payable after the closing of the sale or other disposition), or

                        (iii) Subject to any obligations of the Company, when approved by the Member.

                  (b) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company's business and affairs, and the Company Assets have been distributed as provided in the Act and in Section 7.02 of this Agreement.

            7.02 LIQUIDATION AND TERMINATION. Upon dissolution of the Company, the Board shall act as liquidator or may appoint one or more Managers or officers (with his consent) as

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liquidators. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided in this Section 7.02 and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company Assets and the Company's affairs with all the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

                  (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause an accounting to be made by a recognized firm of certified public accountants of the Company Assets and the Company's liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as the case may be;

                  (b) The liquidator may cause all or any part of the Company Assets to be sold to any Person (including, without limitation, to the Member) as the liquidator shall reasonably determine, and any resulting gain or loss from each such sale shall be computed and allocated to the Member;

                  (c) The liquidator shall pay, satisfy or discharge from Company Assets all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation, but excluding liabilities to the Member on account of its capital contributions) in the order of priority as provided by law, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine);

                  (d) After payment, satisfaction or discharge of the Company's debts, liabilities and obligations (or adequate provision therefor) has been made pursuant to clause (c) of this Section 7.02, all remaining Company Assets shall be distributed to the Member.

            All distributions in kind of the Company Assets to the Member shall be made subject to the liability relating to such Company Assets incurred or for which the Company has committed prior to the date of termination of the Company and such costs, expenses and liabilities shall be allocated to the distributee in accordance with this Section 7.02.

            7.03 CERTIFICATE OF CANCELLATION. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining Company Assets have been distributed to the Member, the Company shall be terminated and a Certificate of Cancellation shall be executed on behalf of the Company by a Manager (or such other Person or Persons as the Act may require or permit) and shall be filed with the Office of the Secretary of State of the State of Delaware, and the Board or such other Person or Persons shall take such other actions, and shall execute, acknowledge and file any and all other instruments, as may be necessary or appropriate to reflect the dissolution and termination of the Company.

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                                  ARTICLE VIII

                                 INDEMNIFICATION

            8.01 MANDATORY INDEMNIFICATION OF THE MEMBER AND MANAGERS. Any Person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (hereafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is or was a Member or Manager, or while a Manager is or was serving at the request of the Company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company or partnership, joint venture, partnership, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company against judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys' fees) actually and reasonably incurred by such Person in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The provisions of this Article VIII shall not apply to liabilities arising from such Person's bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to the Company, as determined by a majority of disinterested Managers on the Board, or if none, by the Member.

            8.02 MANDATORY ADVANCEMENT OF EXPENSES. Expenses incurred by a Person of the type entitled to be indemnified under Section 8.01 of this Agreement in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person's ultimate entitlement to indemnification under Section 8.01 of this Agreement, upon receipt of a written affirmation by such Person of such Person's good faith belief that such Person has met the standard of conduct necessary for indemnification under applicable law and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section 8.01 of this Agreement or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.

            8.03 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS. The Company shall indemnify and pay and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to a Manager under this Article VIII; and the Company shall indemnify and pay and advance expenses to any Person who is not or was not a Manager, officer, employee or agent of the Company but who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company or partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to a Manager under this Article VIII.

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            8.04 NONEXCLUSIVITY OF RIGHTS. The indemnification and advancement and payment of expenses provided by this Article VIII (a) shall not be deemed exclusive of any other rights to which a Manager or other Person seeking indemnification may be entitled under any statute, provision of the Certificate of Formation, agreement, vote of disinterested Managers on the Board, or otherwise, both as to action in such Person's official capacity and as to action in another capacity while holding such office, (b) shall continue as to any Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses, and (c) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Manager or other Person.

            8.05 CONTRACT RIGHTS. The rights granted pursuant to this Article VIII shall be deemed to be contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

            8.06 INSURANCE. As Approved by the Board, the Company may purchase and maintain insurance or other arrangement or both, at its expense, on behalf of itself or any Person who is or was serving as a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this
Article VIII.

            8.07 APPEARANCE AS A WITNESS. Notwithstanding any other provision of this Article VIII, the Company may pay or reimburse expenses incurred by a Person in connection with such Person's appearance as a witness or other participation in a Proceeding at a time when such Person is not a named defendant or respondent in the Proceeding.

            8.08 SAVINGS CLAUSE. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

            9.01 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by courier, or by facsimile transmission; and a

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notice, request, or consent given under this Agreement shall be effective on receipt by the Person to whom sent. All notices, requests, and consents to be sent to the Member shall be sent to or made at the address set forth next to the Member's signature on the signature page attached hereto or such other address as the Member may specify by notice to the Company or the Board. Any notice, request, or consent to the Company or the Board must be given to the Board at the following address: 2001 Bryan Street, Suite 1600, Dallas, Texas 75201. Whenever any notice is required to be given by law, the Certificate of Formation or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

            9.02 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and such provision shall be enforced to the fullest extent permitted by law.

            9.03 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, the Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

            9.04 HEADINGS AND SECTIONS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

            9.05 NUMBERS AND GENDER. Where the context so indicates, the masculine shall include feminine and neuter, and the neuter shall include the masculine and feminine, and the singular shall include the plural.

            9.06 BINDING EFFECT. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the Member, its successors and assigns.

            9.07 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member. All of such counterparts shall constitute the same Agreement.

            9.08 CONFLICTS OF INTEREST. Subject to the other express provisions of this Agreement or except as otherwise expressly agreed in writing, each Manager, Member and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or the Member, Manager or officer the right to participate therein.

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            9.09 AMENDMENT OR MODIFICATION OF AGREEMENT. This Agreement may be
amended or modified from time to time only by a written instrument adopted by the Member and the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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            IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above.

                                       "THE MEMBER"

                                       BUILDERS FIRSTSOURCE HOLDINGS, INC.,
                                       a Delaware corporation

                                       By: /s/ Jeffrey A. Wier
                                           -------------------------------------
                                           Jeffrey A. Wier,
                                           Vice President

                                       "THE COMPANY"

                                       BUILDERS FIRSTSOURCE - SOUTHEAST GROUP,
                                       LLC, a Delaware limited liability company

                                       By: BUILDERS FIRSTSOURCE HOLDINGS, INC.,
                                       sole member

                                       By: /s/ Jeffrey A. Wier
                                           -------------------------------------
                                           Jeffrey A. Wier,
                                           Vice President

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